                           MASTER ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Credit Agreement dated as of March 25, 1998 (as amended by that CERTAIN First Amendment dated as of May 1, 1998 and by that certain Second Amendment dated as of May 5, 1998 and as hereinafter amended from time to time, the "CREDIT AGREEMENT") among NCI Building Systems, Inc., a Delaware corporation ("BORROWER"), the Lenders (as defined in the Credit Agreement), the other parties to such Credit Agreement and NationsBank of Texas, N.A., as Administrative Agent for the Lenders ("AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

     THE "ASSIGNORS" and the "ASSIGNEES" referred to on SCHEDULE 1 agree as follows:

     1. The Assignors hereby sell and assign to the Assignees, without recourse and without representation or warranty except as expressly set forth herein, and the Assignees hereby purchase and assume from the Assignors, interests in and to the Assignors' rights and obligations under the Loan Documents as of the date hereof equal to the percentage interests specified on SCHEDULE 1 of all outstanding rights and obligations under the Loan Documents. After giving effect to such sales and assignments, the Commitments of the Assignees and the remaining Commitments of the Assignors and the amounts of the Loans owing to the Assignees and Assignors will be as set forth on SCHEDULE 1.

     2. Each Assignor (i) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Company or the performance or observance by any Company of any of its obligations under the Loan Documents; and (iv) attaches the Note held by the Assignor and requests that Agent exchange such Note for new Notes payable to the order of each Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and to such Assignor in an amount equal to the Commitments retained by such Assignor as specified on
SCHEDULE 1.

     3. Each Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in SECTION 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Agent, the Assignors or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) attaches any U.S. Internal Revenue Service or other forms required under SECTION 3.20(d) of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date specified on SCHEDULE 1.

     5. Upon such acceptance and recording by Agent, as of the Effective Date, (i) each Assignee shall be a parry to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) each Assignor shall, to the extent provided in this Assignment and Acceptance and in the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignees. The Assignors and Assignees shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignors and the Assignees have caused SCHEDULE 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                      SCHEDULE 1
                                          to
                              ASSIGNMENT AND ACCEPTANCE

                                  FACILITY A COMMITMENT   FACILITY B COMMITMENT    FACILITY C COMMITMENT      TOTAL COMMITMENT
          LENDER                      AND PERCENTAGE          AND PERCENTAGE           AND PERCENTAGE          AND PERCENTAGE
------------------------------    ---------------------   ---------------------    ---------------------   ----------------------
NationsBank of Texas, N.A.       $ 15,250,000    7.625%   $ 15,250,000    7.625%   $140,000,000    70%    $170,500,000    28.42%
Swiss Bank Corporation           $ 13,000,000     6.50%   $ 13,000,000     6.50%   $ 60,000,000    30%    $ 86,500,000    14.33%
First Union National Bank        $ 13,000,000     6.50%   $ 13,000,000     6.50%   $          0     0%    $ 26,000,000     4.33%
The Bank of Nova Scotia          $ 11,250,000    5.625%   $ 11,250,000    5.625%   $          0     0%    $ 22,500,000     3.75%
Compagnie Financiere de
 CIC et de L'Union Europeenne    $ 11,250,000    5.625%   $ 11,250,000    5.625%   $          0     0%    $ 22,500,000     3.75%
Comerica Bank                    $ 11,250,000    5.625%   $ 11,250,000    5.625%   $          0     0%    $ 22,500,000     3.75%
Credit Lyonnais New York Branch  $ 11,250,000    5.625%   $ 11,250,000    5.625%   $          0     0%    $ 22,500,000     3.75%
Creditanstalt Corporate
 Finance, Inc.                   $ 11,250,000    5.625%   $ 11,250,000    5.625%   $          0     0%    $ 22,500,000     3.75%
General Electric Capital
 Corporation                     $ 11,250,000    5.625%   $ 11,250,000    5.625%   $          0     0%    $ 22,500,000     3.75%
Societe Generale                 $ 11,250,000    5.625%   $ 11,250,000    5.625%   $          0     0%    $ 22,500,000     3.75%
The Sumitomo Bank, Limited       $ 11,250,000    5.625%   $ 11,250,000    5.625%   $          0     0%    $ 22,500,000     3.75%
Wachovia Bank, N.A.              $ 11,250,000    5.625%   $ 11,250,000    5.625%   $          0     0%    $ 22,500,000     3.75%
CIBC, Inc.                       $  7,500,000     3.75%   $  7,500,000     3.75%   $          0     0%    $ 15,000,000     2.50%
Credit Agricole Indosuez         $  7,500,000     3.75%   $  7,500,000     3.75%   $          0     0%    $ 15,000,000     2.50%
The Fuji Bank, Limited -
 Houston Agency                  $  7,500,000     3.75%   $  7,500,000     3.75%   $          0     0%    $ 15,000,000     2.50%
Imperial Bank, a California
 Banking Corp.                   $  7,500,000     3.75%   $  7,500,000     3.75%   $          0     0%    $ 15,000,000     2.50%
The Industrial Bank of Japan,
 Limited                         $  7,500,000     3.75%   $  7,500,000     3.75%   $          0     0%    $ 15,000,000     2.50%
The Long-Term Credit Bank of
 Japan, Limited                  $  7,500,000     3.75%   $  7,500,000     3.75%   $          0     0%    $ 15,000,000     2.50%
Union Bank of California, N.A.   $  7,500,000     3.75%   $  7,500,000     3.75%   $          0     0%    $ 15,000,000     2.50%
Southwest Bank of Texas N.A.     $  5,000,000     2.50%   $  5,000,000     2.50%   $          0     0%    $ 10,000,000     1.67%
                                 ------------     -----   ------------    ------   ------------   ----    ------------    ------
                  TOTAL          $200,000,000      100%   $200,000,000      100%   $200,000,000   100%    $600,000,000      100%
                                 ------------     -----   ------------    ------   ------------   ----    ------------    ------
                                 ------------     -----   ------------    ------   ------------   ----    ------------    ------

Effective Date:    May 6, 1998

                             ASSIGNORS

                             NATIONSBANK OF TEXAS, N.A.


                             By:  /s/ Richard L. Nichols, Jr.
                                  ------------------------------------
                                  Richard L. Nichols, Jr.
                                  Vice President


                             SWISS BANK CORPORATION,
                             STAMFORD BRANCH


                             Re:  /s/ Dorothy McKinley
                                  ------------------------------------
                                  Dorothy McKinley
                                  Associate Director Loan Portfolio
                                  Support, US


                             By:  /s/ Denise M. Clerkin
                                  ------------------------------------
                                  Denise M. Clerkin
                                  Associate Director Loan Portfolio
                                  Support, US



                             ASSIGNEES

                             FIRST UNION NATIONAL BANK


                             By:  /s/ Braxton B. Comer
                                  ------------------------------------
                                  Braxton B. Comer
                                  Senior Vice President


                             THE BANK OF NOVA SCOTIA


                             By:  /s/ F.C.H. Ashby
                                  ------------------------------------
                                  F.C.H. Ashby
                                  Senior Manager Loan Operations

                             COMPAGNIE FINANCIERE DE CIC ET DE
                             L'UNION EUROPEENNE

                             By:  /s/ Anthony Rock           /s/ Brian O'Leary
                                  ---------------------------------------------
                                  Anthony Rock               Brian O'Leary
                                  Vice Presidents


                             COMERICA BANK

                             By:  /s/ Reginald M. Goldsmith, III
                                  ------------------------------------
                                  Reginald M. Goldsmith, III
                                  Vice President


                             CREDIT LYONNAIS NEW YORK BRANCH

                             By:  /s/ Robert Ivosevich
                                  ------------------------------------
                                  Robert Ivosevich
                                  Senior Vice President


                             CREDITANSTALT CORPORATE FINANCE, INC.

                             By:  /s/ Carl G. Drake
                                  ------------------------------------
                                  Carl G. Drake
                                  Vice President

                             By:  /s/ Stephen W. Hipp
                                  ------------------------------------
                                  Stephen W. Hipp
                                  Associate


                             GENERAL ELECTRIC CAPITAL CORPORATION

                             By:  /s/ Janet K. Williams
                                  ------------------------------------
                                  Janet K. Williams
                                  Duly Authorized Signatory


                             SOCIETE GENERALE

                             By:  /s/ Thierry Namuroy
                                  ------------------------------------
                                  Thierry Namuroy
                                  Vice President

                             THE SUMITOMO BANK, LIMITED

                             By:  /s/ William R. McKown, III
                                  ------------------------------------
                                  William R. McKown, III
                                  Vice President and Manager


                             WACHOVIA BANK, N.A.

                             By:  /s/ Paige D. Mesaros
                                  ------------------------------------
                                  Paige D. Mesaros
                                  Vice President


                             CIBC, INC.

                             By:  /s/ Elizabeth Fischer
                                  ------------------------------------
                                  Elizabeth Fischer
                                  Executive Director
                                  CIBC Oppenheimer Corp., AS AGENT


                             CREDIT AGRICOLE INDOSUEZ

                             By:  /s/ David Bouhl
                                  ------------------------------------
                                  David Bouhl, E.V.P.
                                  Head of Corporate Banking - Chicago

                             By:  /s/ W. Leroy Startz
                                  ------------------------------------
                                  W. Leroy Startz
                                  First Vice President


                             THE FUJIBANK, LIMITED - HOUSTON AGENCY

                             By:  /s/ Philip C. Lauinger III
                                  ------------------------------------
                                  Philip C. Lauinger III
                                  Vice President and Manager


                             IMPERIAL BANK, A CALIFORNIA BANKING
                             CORPORATION

                             By:  /s/ Ray Vadalma
                                  ------------------------------------
                                  Ray Valdalma
                                  Senior Vice President


                             THE INDUSTRIAL BANK OF JAPAN, LIMITED

                             By:  /s/ Takuya Honjo
                                  ------------------------------------
                                  Takuya Honjo
                                  Senior Vice President

                             THE LONG-TERM CREDIT BANK OF JAPAN,
                             LIMITED

                             By:  /s/ Sadao Muraoka
                                  ------------------------------------
                                  Sadao Muraoka
                                  Head of Southwest Region


                             UNION BANK OF CALIFORNIA, N.A.

                             By:  /s/ Albert W. Kelley
                                  ------------------------------------
                                  Albert W. Kelley
                                  Vice President


                             SOUTHWEST BANK OF TEXAS, N.A.

                             By:  /s/ Gary Tolbert
                                  ------------------------------------
                                  Gary Tolbert
                                  Senior Vice President


ACCEPTED AND APPROVED AS OF MAY 6, 1998

NATIONSBANK OF TEXAS, N.A.,
AS ADMINISTRATIVE AGENT


By: /s/ Richard L. Nichols, Jr.
    ------------------------------------
    Richard L. Nichols, Jr.
    Vice President

APPROVED AS OF MAY 6, 1998

NCI BUILDING SYSTEMS, INC.


By:  /s/ Robert J. Medlock
     ------------------------------------
     Robert J. Medlock
     Vice President and Chief Financial Officer